SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): October 12, 1999


                                  TEXOIL, INC.
        (Exact name of small business issuer as specified in its charter)


          NEVADA                       0-12633                   88-0177083
(State of Incorporation)      (Commission File Number)       (I.R.S. Employer
                                                             Identification No.)


                           110 CYPRESS STATION DRIVE
                                   SUITE 220
                               HOUSTON, TX 77090
                    (Address of principal executive offices)


                                 (281) 537-9920
                          (Issuer's telephone number)


                                (NOT APPLICABLE)
          (Former name or former address, if changed since last report)

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ITEM 5. PREFERRED STOCK PURCHASE AGREEMENT

       On October 12, 1999, Quantum Energy Partners, LP ("Quantum"), V&C Energy Limited Partnership ("V&C"), EnCap Equity 1996 Limited Partnership ("EnCap"), Energy Capital Investment Company, PLC ("Energy Capital"), and certain other individual investors (all collectively referred to as "Investors") have entered into a Preferred Stock Purchase Agreement with Texoil to purchase 2,750,000 shares of Series A Convertible Stock at a purchase price of $8.00 per share. The Series A Preferred Stock is convertible into common stock (subject to anti-dilution adjustments) on a 2 for 1 basis. This will result in an investment of $22,000,000 in preferred equity. According to NASD rules, the Company is required to obtain shareholder approval of this sale, because it could result in the issuance, through conversion, of more than 20% of the current voting stock. The issuance of 5,500,000 shares of Common Stock today would constitute 45.6% of the issued and outstanding Common Stock. The net proceeds will be applied to the repayment of outstanding indebtedness of Texoil, including the redemption of the $10,000,000 convertible notes held by RIMCO. The Agreement would also result in adding three Class B Directors with three votes to the Board of Directors.

       The following is a summary of the principal terms of the Agreement. A complete copy of the Agreement is included as "Exhibit 7.1" to this Form 8-K. The Registration Rights Agreement, Indemnification Agreement and Employment Agreements referred to below are an integral part of this financing and are included as exhibits to the Agreement.


             o PURCHASE AND SALE OF SECURITIES - each of the investors will purchase the number of shares specified in the Agreement for cash. The issuance will total 2,750,000 shares of Series A Preferred at $8.00 per share, for an aggregate consideration of $22,000,000.

                - Holders of the Series A Preferred Stock are entitled to receive dividends at a rate of 9% per annum payable quarterly. Dividends may be paid in cash or in additional shares of Series A Preferred priced at the original issue price. The single largest purchaser of Series A Preferred intends to elect to receive its dividends in kind, which is expected to result in a minimum issuance of approximately 352,700 additional shares of Series A Preferred.

                - The Investors, in their sole election, may convert each share of Series A Preferred into two shares of Common Stock at any time. Alternatively Certificate of Designation provides an automatic conversion after December 31, 2002, into Class B Common Stock upon reaching a "net equity value" goal of $121,500,000 and a net equity value per share of at least $10.00 (both according to formulas set forth therein). These conversion rates are subject to adjustment for anti-dilution rights and in the event of a recombination, reclassification of the Common Stock, as specified in the Certificate of Designation.

             o VOTING RIGHTS - The holders of Series A Preferred will be entitled to vote as a separate class and be entitled to elect and have the voting power of the Class B Directors. Upon conversion, the Series A Preferred Stock will vote according to the number of common shares into which it will convert. Class B Common Stock will have exactly the same voting rights as Common Stock except for certain rights to elect Class B Directors.

             o BOARD OF DIRECTORS - The number of Board seats will be increased to a total of nine with holders of the Series A Preferred having the right to elect three members of the Board who have three votes, being the smallest number that constitutes one-third of the voting power of the Board. Common Shareholders retain the right (subject to the classification provision) to vote for six directors. This allocation of votes may reverse pursuant to a "Trigger Event", as defined in the agreements, which generally cannot occur before January 1, 2005. In that event, the holders of Series A Preferred or Class B Common could be entitled to have six votes out of nine Board votes.

             o REGISTRATION RIGHTS - Holders of the Series A Preferred are entitled to three demand registrations giving Investors the right to have their securities registered with the Securities and Exchange Commission and have certain "piggy-back rights" to have their securities included in other registrations of Texoil's securities.

             o PARTICIPATION OF MAJOR SHAREHOLDERS, OFFICERS AND DIRECTORS - Frank A. Lodzinski, President and Chief Executive Officer,and Michael A. Vlasic, a Director, both through their interest in the V&C Energy Limited Partnership; Energy Capital Investment Company, PLC and EnCap Equity 1996 Limited Partnership, affiliates of EnCap Investments L.L.C.; Thomas A. Reiser, Director, and Jerry M. Crews, Executive Vice President and Director, are all current holders of Texoil Common Stock and will participate in the Preferred Stock purchase, purchasing 843,750 shares thereof. Collectively, these investors currently own 32.2% of the issued and outstanding Common Stock of Texoil and will vote in favor of the Preferred Stock Purchase Agreement and the related issuance of the Series A Preferred Stock.

             o EMPLOYMENT AGREEMENT - Frank A. Lodzinski would enter into an Employment Agreement and continue as President and Chief Executive Officer of Texoil. Jerry M. Crews, Francis M. Mury and Peggy C. Simpson would also enter into Employment Agreements and remain Officers of the Company. Mr. Lodzinski, by contract and by the proposed classification provisions will, notwithstanding his employment contract, be entitled to remain on the Board until 2002.

             o REPRESENTATIONS AND WARRANTIES - The Agreement contains customary representations and warranties regarding corporate authority, standing, existence as well as representations and warranties regarding financial condition, capitalization, obligations, employee matters, material contracts, title to properties, environmental matters, regulation, year 2000 compliance, ownership of data and other matters relevant to the Company and Investors.

             o INDEMNIFICATION - The Investors have required that the Company enter into an Indemnification Agreement with each Class B Director of the Company to grant rights beyond those available under the applicable Nevada law, and the Company intends to offer the same arrangement to all of its Directors, if practicable. In addition to these Indemnification Contracts, the Investors have also required an amendment to the Articles of Incorporation (see Proposal 3 below), as well as to the Bylaws of Texoil. The Purchase Agreement also contain mutual indemnification provisions in the event of breach of the Agreement by either party. In addition, the Company has indemnified Investors for a period of one year for certain matters related to environmental conditions and title to properties; damages, if any, could result in a change in the conversion price.

             o GOVERNING LAW - This Agreement is to be governed by and construed in accordance with the laws of the state of Texas.

             o CONDUCT OF BUSINESS AFTER CLOSING - The holders of Series A Preferred have certain approval rights related to (i) the issuance of any securities that have preference over, or parity with, the Series A Preferred, (ii) issuance of capital stock (or convertible securities) for a consideration less than 150% of the conversion price then in effect, (iii) redemptions or repurchase of capital stock, (iv) dividends and (v) amendments to the rights of Series A holders, and (vi) amendments to the Articles of Incorporation, Bylaws or the Certificate.


This Form 8-K contains forward-looking statements within the meaning of Section 27A of The Securities Act of 1933 and Section 21E of The Securities Act of 1934. Texoil believes that its expectations are based on reasonable business assumptions, however, no assurance can be given that the Company's goals will be achieved.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

             (c) Exhibit 7.1 - Preferred Stock Purchase Agreement


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                                   SIGNATURES


           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.


DATE: OCTOBER 12, 1999                       TEXOIL, INC.



                                             By: /s/ FRANK A. LODZINSKI
                                                     Frank A. Lodzinski
                                                     President and
                                                     Principal Financial Officer